EXHIBIT 10.1

[Certain personal information, including the Contractor's home address, personal telephone number, and bank account and routing numbers, has been redacted from this Exhibit pursuant to Item 601(a)(6) of Regulation S-K because such information is not material and is the type that the registrant customarily and actually treats as private or confidential.]

CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement") is made and entered into this 16th day of August 2026, (the "Effective Date"), by and between Inuvo, Inc. with an office located at 500 President Clinton Avenue, Little Rock, AR 72201 ("INUVO"), and Wallace Ruiz, who resides at [Address Redacted] ("Contractor"). Each of INUVO and Contractor are referred to herein as a "Party", and, collectively, as the "Parties". INUVO desires to retain Contractor as an independent contractor to perform consulting services for INUVO and Contractor is willing to perform such services, on terms set forth more fully below. In consideration of the mutual promises contained herein, the parties agree as follows:

1. SERVICES. Contractor shall perform for INUVO those services described in Exhibit A, attached hereto and incorporated herein by reference (the "Services"). The Parties may delete, add or substitute Services by amending Exhibit A, provided that such amendment will be signed by both parties.

2. SUPERVISION. Contractor is authorized to perform the Services. Rob Buchner, CEO or such other party as designated by INUVO shall serve as the primary point of contact.

3. FEE.

a) INUVO will pay Contractor a fee on a semi-monthly basis to coincide with its regular payroll cycle for the performance of the Services as set forth on Exhibit A ("Fee"). The Fee will be paid by INUVO via bank wire to the account provided by Contractor.

b) Each party shall bear their own expenses that are incurred in connection with the performance of duties hereunder, except INUVO will reimburse Contractor for expenses incurred by Contractor for travel requested by CEO.

4. WORK PRODUCT AND INTELLECTUAL PROPERTY. All documents, work product, and other materials that are delivered under this Agreement and all other writings, technology, inventions, discoveries, processes, techniques, methods, ideas, concepts, research, proposals, and materials, and all other work product of any nature whatsoever, that are created, prepared, produced, authored, edited, modified, conceived, or reduced to practice in the course of performing the Services (collectively, "Work Product"), and all patents, copyrights, trademarks (together with the goodwill symbolized thereby), trade secrets, know-how, and other confidential or proprietary information, and other intellectual property rights (collectively "Intellectual Property Rights") therein, shall be owned exclusively by INUVO, Contractor acknowledges and agrees that such Work Product shall be deemed works made for hire for INUVO. To the extent any Work Product do not qualify as works made for hire, Contractor hereby irrevocably assigns to INUVO and its successors, for no additional consideration, all of its right, title, and interest in such Work Product and all Intellectual Property Rights therein. To the extent any copyrights are assigned under this Section 4, Contractor hereby irrevocably waives in favor of INUVO, to the extent permitted by applicable law, any and all claims Contractor may now or hereafter have in any jurisdiction to all rights of paternity or attribution, integrity, disclosure, and withdrawal and any other rights that may be known as "moral rights" in relation to all Work Product to which the assigned copyrights apply. As between Contractor and INUVO, INUVO is, and will remain, the sole and exclusive owner of all right, title, and interest in and to any documents, specifications, data, know-how, methodologies, software, and other materials provided to Contractor by INUVO ("INUVO Materials"), and all Intellectual Property Rights in the INUVO Materials. Notwithstanding the foregoing, Contractor retains the right to use its general knowledge, experience, skills, and know-how (including general concepts, frameworks, and expertise not uniquely derived from INUVO’s Confidential Information) in future engagements, provided that Contractor does not use or disclose INUVO’s Confidential Information or any Work Product in doing so.

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5. CONFIDENTIALITY.

a) "Confidential Information" means any non-public, proprietary, or confidential information of INUVO, its affiliates, supplier and customers, whether disclosed before or after the Effective Date, including without limitation business plans, strategies, financial information, forecasts, pricing, customer and supplier information, advertising information and data, technical data, trade secrets, product plans, products, services, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering information, hardware and system configurations, marketing information, and other business information disclosed to Contractor by INUVO, whether disclosed orally, visually, electronically, or in writing. Any Work Product expressly prepared in writing for INUVO shall be deemed Confidential Information.

b) Contractor shall hold all Confidential Information in the strictest confidence and shall not, during or after the term of this Agreement, directly or indirectly use or disclose any Confidential Information for any purpose other than performing the Services for INUVO. Contractor shall take all reasonable measures to protect the confidentiality of Confidential Information, which measures shall be no less than those used to protect Contractor’s own confidential information of a similar nature.

c) Confidential Information does not include information that Contractor can demonstrate by written records:

(i) is or becomes publicly available through no wrongful act or omission of Contractor or breach of this Agreement; or

(iii) is rightfully received from a third party without restriction on disclosure

d) Nothing herein shall be used to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order, or prohibit or restrict Contractor (or Contractor’s attorney) from initiating communications directly with, responding to an inquiry from, providing testimony before, or otherwise participating in any investigation or proceeding conducted by the Securities and Exchange Commission (SEC), The Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization, or any other federal or state regulatory authority regarding possible securities law violations without the need for permission from or notice to INUVO.

e) Contractor acknowledges that INUVO may receive confidential or proprietary information from third parties subject to a duty of confidentiality. Contractor agrees to protect such information to the same extent as INUVO’s Confidential Information.

f) Upon termination of this Agreement or upon INUVO’s request, Contractor shall promptly return or destroy (at INUVO’s option) all Confidential Information and all materials containing or reflecting Confidential Information and certify such destruction in writing if requested.

g) The obligations set forth in this Section 5 shall survive termination or expiration of this Agreement for five (5) years.

6. INDEMNIFICATION/RELEASE.

a) Each Party (the "Indemnifying Party") shall indemnify, defend, and hold harmless the other Party and its respective officers, directors, employees, and agents from and against any third-party claims, damages, losses, liabilities, costs, and expenses (including reasonable attorneys’ fees) arising out of bodily injury, death, or tangible property damage to the extent caused by the Indemnifying Party’s negligence or willful misconduct in connection with the performance of this Agreement.

b) Contractor represents and warrants that Contractor has full right, power, and authority to provide the Services. Contractor shall indemnify INUVO solely for third-party claims alleging that Work Product expressly prepared by Contractor, and used by INUVO as delivered, knowingly infringed a third party’s intellectual property rights. Contractor shall have no indemnification obligation to the extent any claim arises from (i) materials or information provided by INUVO, (ii) modifications made by INUVO or third parties, or (iii) use of Work Product outside their intended internal advisory purpose. If any Work Product becomes, or in INUVO’s reasonable opinion is likely to become, subject to a claim of infringement, Contractor shall, at its reasonable expense, subject to Section 11 and as INUVO’s exclusive election:

(i) procure for INUVO the right to continue using the Work Product; or

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(ii) replace or modify the Work Product so that it becomes non-infringing while maintaining substantially equivalent advisory purpose.

c) Contractor shall be solely responsible for any equipment, tools, or facilities used by Contractor in connection with the Services and shall indemnify and hold harmless INUVO from any claims arising from such use, except to the extent caused by INUVO’s gross negligence or willful misconduct.

7. TERM AND TERMINATION. The term of this Agreement shall be as set forth on Exhibit A. Contractor will be bound by the obligations contained in Contractor’s Confidentiality and Noncompetition agreements during the term of this agreement.

8. ASSIGNMENT. Contractor acknowledges that the consulting services to be performed hereunder are of a special and unique nature. Neither this Agreement nor any right granted hereunder or interest herein may be assigned by Contractor without the express written consent of INUVO. Any such attempted assignment will be void. Contractor may use its employees or its independent contractors to perform the Services hereunder, by identifying those employees or independent contractors and receiving the express written approval of INUVO. Contractor’s employees or independent contractors that will be performing the Services will be identified in Exhibit A. Any change to employees or independent contractors performing the Services must be expressly approved by INUVO in writing.

9. INDEPENDENT CONTRACTOR. Nothing in this Agreement will in any way be construed to constitute Contractor as an agent, partner, associate, joint venture partner, employee or representative of INUVO, but Contractor will perform the Services hereunder as an independent contractor. Contractor agrees to indemnify INUVO and hold it harmless solely to the extent arising from Contractor’s breach of this Agreement.

10. EQUITABLE RELIEF. Each Party agrees that a breach of Sections 4 or 5 involving intentional misuse or disclosure of Confidential Information may cause irreparable harm for which injunctive relief may be appropriate.

11. LIMITATION OF LIABILITY. TO THE MAXIMUM EXTENT PERMITTED BY LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES (INCLUDING LOST PROFITS, LOSS OF BUSINESS, OR LOSS OF DATA), WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

a) The limitations set forth in this Section 11 shall not apply to a Party’s gross negligence or willful misconduct.

b) The Parties acknowledge that the limitations of liability in this Agreement are a material part of the bargain and reflect a fair allocation of risk between the Parties.

c) Except for a Party’s willful misconduct, each Party’s total aggregate liability under this Agreement shall not exceed the total fees paid to Contractor under this Agreement.

12. REPRESENTATIONS. Contractor agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. Contractor represents that its performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Contractor in confidence or in trust prior to this Agreement. Contractor has not entered into, and agrees that it will not enter into, any oral or written agreement in conflict herewith. Contractor shall perform the Services in a professional manner and will utilize the highest degree of skill and expertise in order to professionally accomplish the consulting tasks in a timely fashion.

13. SOLICITATION OF EMPLOYEES AND CONTRACTORS. Contractor agrees that for a period the greater of eighteen (18) months or that period contained in his Noncompete Agreement, immediately following the termination of this Agreement for any reason, whether with or without cause, Contractor will not either directly or indirectly solicit, induce, recruit or encourage any of INUVO’s employees, consultants or contractors to leave their employment, or take away such employees or contractors, or attempt to solicit, induce, recruit, encourage or take away employees or contractors of INUVO, either for itself or for any other person or entity without INUVO’s consent.

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14. INSURANCE. During the Term, the Company shall maintain adequate insurance coverage under its applicable insurance policies and shall include Contractor as an insured under such policies. Such insurance shall be maintained in amounts and with coverage reasonably sufficient to protect Company and its affiliates, and each of their respective officers, directors, agents, employees, contractors, subsidiaries, partners, members, controlling persons, successors, and assigns, from loses, claims, liabilities, damages, or expenses arising out of or relating to Contractor’s performance of services on behalf of Company, to the extent covered by such policies.

15. NON-DISPARAGEMENT. Contractor and Company mutually agree and covenant that neither party will at any time make, publish, or communicate to any person or entity, or in any public forum, any defamatory or disparaging remarks, comments, or statements concerning the other party or, in the case of the Company, Contractor, and in the case of Contractor, Company, its business, or any of its employees, officers, directors, or affiliates. This Section 15 does not restrict or impede either party from exercising any legally protected rights that cannot be waived by agreement, providing truthful information in connection with any legal, regulatory, or governmental proceeding, or complying with any applicable law, regulation, subpoena, or valid order of a court of competent jurisdiction or authorized government agency, provided that such disclosure or compliance does not exceed what is legally required.

16. TECHNOLOGY AND ACCESS. Contractor agrees that any computers, computer files, e-mail and/or internet system, and software furnished to Contractor are INVUO’s property and are intended for use in performing the Services. To the extent Contractor uses any password or passcode (including facial recognition or other biometric access) for any equipment or systems as part of performing the Services, Contractor agrees to provide such passwords, passcodes, or access to any systems, files, or equipment at the request of INUVO during the Term or after termination of this Agreement. Contractor further understands and agrees that any INUVO-provided equipment or systems may be monitored, and Contractor does not have a reasonable expectation of privacy in any INUVO system or program, including but not limited to email or internet usage. All use of INUVO’s equipment and systems must be in accordance with INUVO’s policies and applicable law. Upon termination of this Agreement, Contractor has no rights to any INUVO-issued electronic devices, documents, emails, contact information, electronic files, programs, or any other electronic media that is the property of INUVO, whether contained on INUVO’s systems or not.

17. MODIFICATION. This Agreement cannot be amended, changed, modified, or discharged except by an agreement in writing signed by both INUVO and Contractor.

18. WAIVER OF BREACH. Failure to insist upon strict compliance with any of the terms, promises or conditions of this Agreement will not be deemed a waiver of such term, promise or condition, nor will any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power, unless so specifically stated.

19. SEVERABILITY. The invalidity or unenforceability of any provisions hereof will in no way affect the validity or enforceability of any other provision. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement will remain in full force and effect; provided, however, that a court having jurisdiction may revise such provision to the extent necessary to make such provision valid and enforceable.

20. SUCCESSORS AND ASSIGNS. This Agreement will inure to the benefit of and be binding upon each party’s successors and assigns.

21. GOVERNING LAW. This Agreement is governed by the laws of the State of Arkansas without reference to conflict of laws principles.

22. NOTICES. All notices under this Agreement will be made to –

To INUVO –

500 President Clinton Ave

Suite 300

Little Rock, AR 72201

Attn: Rob Buchner

501-205-8508

To Contractor –

[Address and personal telephone number redacted]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CONTRACTOR		INUVO, INC.

By:		By:
	Wallace Ruiz		Robert Buchner, CEO
Date:		Date:

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EXHIBIT A

1. Services to be Performed by Contractor (the "Services"):

Contractor will provide strategic and financial advisory services to management. The services may entail any one or more of the following:

a) Assisting with quarterly and yearly financial reporting.

b) Assisting with SEC filings, budgeting, audit coordination, compliance with SOX or other regulations.

c) Mentoring interim staff and providing on-demand advice for key financial decisions.

d) Interviewing suitable CFO candidates.

e) Providing strategic support for any Capital Raising activities.

2. Fee:

Contractor shall be compensated at a monthly fee of US $62,500 starting in September.

INUVO paid COBRA throughout the Term.

INUVO paid life insurance premium throughout the Term.

3. Bank Wire Instructions:

[Bank account and routing information redacted]

4. Term:

The Term commences on the Effective Date and terminates on December 31st, 2026.

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